EXHIBIT 99.1

Strategic Alliance Agreement

This agreement is made and entered into this 3rd day of August, 2017 by and between Bravatek Solutions, Inc., a corporation organized under the laws of the State of Colorado, ( "Bravatek"), with an address at 2028 E. Ben White Blvd., Unit #240-2835, Austin, Texas 78741 and ProActive IT ("ProActive "), a corporation organized under the laws of the State of Illinois , with an address at 2280 Hicks Rd, Suite 5, Rolling Meadows, IL 60008

Whereas, Bravatek is a corporation, which has technical expertise in security-related software, tools and systems/services (including telecom services) to support, deploy and test its current and potential customers’most critical initiatives.

Whereas, ProActive IT is a corporation engaged in the business of providing technology expertise in the areas of managing computer networks, installing software via on premises or cloud based, adding know ledge and tools that de livers improved capacity and performance of servers and workstations, and in adding hardware to fulfill the needs of its clients.

Whereas, the parties desire to enter into a business relationship which will designate ProActive IT as the sales agent for government departments/agencies/units and privately owned and publicly traded companies within the State of Illinois for the purpose of promoting Bravatek’s services and products (the “Products”). All technical pre- and post- sales support for the Products will be the responsibility of ProActive IT along with corporate sales, marketing and IT support provided by Jim Brown and Ian Trevelean.

Now therefore, the parties mutually agree to enter into a strategic alliance under the following terms and conditions:

1) Duties of ProActive IT

ProActive IT agrees to serve as the sales agent exclusive to the State of Illinois and also serve as the technology agent for Bravatek within the State of Illinois. In this dual capacity, ProActive IT will use its best efforts to provide the following services to Bravatek:

a.	Promote, market and introduce the Products to prospective clients in the government space and in the private/public company space statewide.

b.	Supply technical expertise to assist in the installation and management of clients IT environment with regards to installing Ecrypt One and any other Bravatek Product of Service.

c.	Provide a quarterly Pipeline or sales lead report to Bravtek on a quarterly basis which contains a 3-month rolling forecast of potential sales.

d.	Follow-up on sales leads that Bravatek is actively engaged with or believes is appropriate.

Provide Bravatek with any promotional materials, technical papers, white papers, proposals, etc. prior to publication or delivery to prospective clients.

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2) Duties of Bravatek

Bravatek agrees to use its best efforts to promote and support sales and after-sales support of ProActive IT by:

a.	Listing ProActive IT in all appropriate sales and marketing materials as an exclusive state-wide system technology alliance resource (STAR)

b.	Provide timely responses to both technical and administrative questions posed by ProActive IT

c.	Promote ProActive IT’s product and service offerings whenever possible.

d.	Aid ProActive IT in the writing of any technical/marketing/sales documents when requested and participate in mutually-agreed upon sales calls.

e.	Provide ProActive IT with co-branded marketing material that can be emailed or handed to prospective clients.

3) Obligations of the Parties

Bravatek and ProActive IT agree to jointly:

a.	Develop and implement a joint Business Marketing Strategy whereby targeted markets/potential client-types/applications are mutually agreed upon;

b.	Support each other in all agreed-upon technical, marketing and promotional efforts;

c.	Develop a joint strategy for developing new product/services/capabilities to mutually benefit both parties;

d.	Utilize each other as Preferred Vendors for services whenever possible upon mutual agreement.

4) Compensation

When custom Products are sold, the parties shall agree to a proposed sales price for use during the project in writing pr ior to the commencement of each project. The parties shall mutually agree upon each party’s revenue percentage based on required and committed labor, resources, etc.

For any standard Product sold to any government clients , Privately held or Publicly traded companies, introduced by Bravatek or ProActive IT within the State of Illinois and registered with Bravtek via email to Jim.Brown@Bravatek.com Bravatek will pay a flat 15% seller’s fee within 30 days of receipt of payment made by customer payable to Bravatek.

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5) Confidentiality

"Confidential infor mation" shall mean any and all technical and non-technical information, documents and materials related to client projects of party and products, services and business of each of the parties. ProActive IT and Bravatek agree to maintain in strict confidence and not to disclose or disseminate, or to use for any purposes other than performance of the projects, the Confidential Information disclosed.

The obligation of non-disclosure shall not apply to the following:

a.	Information at or after such time that is publicly available through no fault of either party

b.	Information at or after such time that is disclosed to either party by a third party entitled to disclose such information

c.	Information which is required by law to be disclosed to federal, state or local authorities.

7) Term of Confidentiality

For a period of five (5) years after termination of this Agreement, the parties shall treat as confidential all information and take every reasonable precaution and use all reasonable efforts to prevent the unauthorized disclosure of the same. The parties agree to take all steps reasonably necessary and appropr iate to ensure that their employees, agents, and/or assistants treat all information as confidential and to ensure that such employees, agents, and/or assistants are familiar with and abide by the terms of this Agreement.

8) Term

The term of this Agreement is twelve (12) months from the date hereof, and will be automatically renewed for one (1) additional twelve month period unless either party shall notify the other in writing of its intention not to renew. Such notice must be given ninety (90) days prior to expiration of the original term. This Agreement may also be terminated by either party upon ninety (90) days written notice.

9) Notices

Any notices required under this Agreement shall be delivered to:

Bravatek Technologies, Inc.	ProActive IT
2028 E. Ben White Blvd.,	2280 Hicks Road,
Unit #240-2835,	Unit # 5
Austin, Texas 78741	Rolling Meadows, IL 60008

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10) Governing Law

This Agreement is entered into in the State of Colorado and shall be interpreted according to the laws of the State of Colorado.

11) Indemnification

ProActive IT shall indemnify Bravatek, its directors, officers and employees, for any and all damages, costs, expenses, and other liabilities, including reasonable attorney's fees and court costs incurred in connection w ith any third-party claim, action or proceeding arising from the negligence or intentional misconduct of ProActive IT or breach of ProActive IT of any of its obligations under this Agreement.

Bravatek shall indemnify ProActive IT, its directors, officers and employees, for any and all damages, costs, expenses, and other liabilities, including reasonable attorney's fees and court costs, incurred in connection w ith any third-party claim, action or proceeding arising from the negligence or intentional misconduct of Bravatek or breach of Bravatek of any of its obligations under this Agreement.

12) Modifications

No changes or modifications of this Agreement or any of its terms shall be deemed effective unless in writing and executed by the parties hereto.

13) Assignment

This Agreement shall not be assignable by either party without the prior written consent of the other party.

14) Entire Agreement

This Agreement represents the complete and entire understanding between the parties regarding the subject matter hereof and supersedes all prior negotiations, representations, or agreements, either written or oral, regarding this subject matter. Note that this agreement is not intended to create a partnership, and that the parties are not partners and do not have the authority to bind the other party to legal obligations.

This Agreement shall not be considered accepted, approved or otherwise effective until signed by the appropriate parties.

Bravatek Solutions, Inc.		ProActive IT

By:	/s/ Thomas A. Cellucci	By:	/s/ John Roberts
Name:	Thomas A. Cellucci, PhD, MBA	Name:	John Roberts
Title:	Chairman & CEO	Title:	Chairman & CEO
Date:	August 2, 2017	Date:	August 2, 2017

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